Exhibit 10.20

FIRST AMENDMENT TO THE

AMENDED & RESTATED EXCLUSIVE LICENSE AGREEMENT

Re: [***]

This First Amendment to the Amended and Restated Exclusive License Agreement (hereinafter called “First Amendment”), to be effective as of the 30th day of November 2020 (hereinafter called “Amendment Date”), is by and between Baylor College of Medicine (hereinafter called “BCM”), a Texas nonprofit corporation having its principal place of business at One Baylor Plaza, Houston, Texas 77030, and ALLOVIR, INC., a corporation organized under the laws of Delaware and having a principal place of business at 2925 Richmond Ave., Suite 1274, Houston, Texas, 77098 and its Affiliates (hereinafter, collectively referred to as "LICENSEE").  The Amended and Restated Exclusive License Agreement, dated May 11, 2020, is referred to herein as the “Viral Infection License Agreement.”  BCM and LICENSEE are sometimes referred to herein individually as a “Party” and are sometimes referred to herein collectively as the “Parties”.

WITNESSETH:

WHEREAS, on September 29, 2020, the Parties entered into an exclusive license agreement to have the exclusive rights in certain Subject Technology and Patent Rights for all fields outside of viral infection (the “Non-Viral Infection License Agreement”);

WHEREAS, this First Amendment intends to align the patents and infringement rights and obligations among the Parties as to the certain Subject Technology and Patent Rights to which LICENSEE has worldwide rights in all fields of use.

NOW, THEREFORE, for and in consideration of the promises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto expressly agree as follows:

1.Section 9.1 of the Viral Infection License Agreement is hereby replaced and superseded by the following:

9.1Patent Prosecution Responsibility.

(i)For the Term of this Agreement as defined below, BCM shall be responsible for filing, prosecuting and maintaining all patent applications and patents for the PC Patents and BLG Nos. [***] included in the Patent Rights (the “Shared Patent Rights”), and LICENSEE agrees to pay all Legal Costs, which Legal Costs shall be reduced on a pro-rata basis on a patent or patent application basis should BCM license such patent or patent application in additional fields of use to any third party.  BCM shall select all outside counsel for prosecution of the Shared Patent Rights and such counsel shall represent BCM in such prosecution.  For so long as LICENSEE is the sole licensee of any of the Shared Patent Rights, BCM shall instruct its patent counsel to invoice LICENSEE directly for all such Legal Costs.  LICENSEE agrees to pay all such invoices within [***] of receipt; and

(ii)For the Term of this Agreement as defined below, LICENSEE agrees to assume the responsibility from BCM for preparation, filing, prosecuting and maintaining any and all patent applications and patents for BLG Nos. [***] included in the Patent Rights (the “Exclusive Patent Rights”), and LICENSEE shall on an ongoing basis pay all Legal Costs.  BCM shall cooperate with

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***]”. SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF DISCLOSED.

LICENSEE to effect the transfer of responsibility for the Exclusive Patent Rights within [***] of the Effective Date and shall use reasonable efforts to not allow any upcoming deadlines during the transfer to negatively impact the Exclusive Patent Rights.  LICENSEE shall select all outside counsel to provide these services on behalf of LICENSE, which such counsel shall be reasonably acceptable to BCM. Such patent counsel shall invoice LICENSEE directly for all such Legal Costs. With regard to any patent application or patent that LICENSEE shall or may file, prosecute, or maintain under this Section 9.1(ii), LICENSEEE shall file, prosecute, or maintain such patent application or patent diligently and in good faith.  Any delay or failure to file or prosecute any patent application or to maintain any patent to avoid the coming into existence of a Valid Claim for purposes of avoiding the payment of a Milestone Payment or Royalty shall be deemed to be unreasonable and in bad faith.

(iii)The Parties agree that any additional rights and obligations of the Parties as to the Exclusive Patent Rights shall be governed and controlled by Section 9 of the Non-Viral Infection License Agreement, and, as to such Exclusive Patent Rights, in the event of a conflict between the terms and conditions in the Viral Infection License Agreement and the terms and conditions in the Non-Viral Infection License Agreement, the Non-Viral Infection License Agreement shall control.

2.In Sections 9.2 through 9.10 of the Viral Infection License Agreement, all references to the term “Patent Rights” are hereby replaced and superseded by the term “Shared Patent Rights.”

3.The terms and conditions in this First Amendment constitute the entire agreement between the Parties and shall supersede all previous agreements, whether electronic, oral or written, between the Parties hereto with respect to the subject matter hereof.  No agreement of understanding bearing on this Agreement shall be binding upon either Party hereto unless it shall be in writing and signed by the duly authorized officer or representative of each of the Parties and shall expressly refer to this Agreement. Electronic communication between the Parties shall not constitute an agreement of understanding, unless it is subsequently reduced to writing and signed by the duly authorized officer or representative of each of the Parties and shall expressly refer to this Agreement.

[Signatures follow on next page.]

IN WITNESS WHEREOF, the Parties hereto have executed and delivered this Agreement in multiple originals by their duly authorized officers and representatives on the respective dates shown below, but effective as of the Amendment Date.

LICENSEE	BAYLOR COLLEGE OF MEDICINE

Name:	/s/ David Hallal	Name:	/s/ Michael B. Dilling
	David Hallal		Michael B. Dilling

Title:	President and CEO	Title:	Exec. Director, Baylor Licensing Group

Date:	11/30/2020	Date:	11/10/2020